Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1-A1 of our report dated March 29, 2022 (except for the effects of the restatement disclosed in Note 3, as to which the date is November 28, 2022), relating to the financial statements of Mobiquity Technologies, Inc. for the years ended December 31, 2021 and 2020 and to all references to our firm included in this Registration Statement.

Certified Public Accountants

Lakewood, CO

February 7, 2023